Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of MoneyGram International, Inc. on Form S-3 of our report dated March 2, 2005, appearing in the Annual Report on Form 10-K of MoneyGram International, Inc. for the year ended December 31, 2004, and also to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
April 19, 2005